Exhibit 99.1

Carbylan Therapeutics Reports Top-Line Results from COR1.1 Clinical Trial of

Hydros-TA in Patients with OA of the Knee

Palo Alto, Calif., February 1, 2016 - Carbylan Therapeutics (NASDAQ: CBYL), a specialty pharmaceutical company focused on the development of novel and proprietary combination therapies, today announced top-line results from COR1.1, its first Phase III trial of Hydros-TA for the treatment of pain associated with osteoarthritis of the knee. Hydros-TA is the company’s proprietary formulation of hyaluronic acid which entraps a low-dose corticosteroid, triamcinolone acetonide (TA). Hydros contains the same proprietary hyaluronic acid without the addition of TA.

COR1.1 was a 560 patient, international, multi-center, randomized, double-blind study designed to evaluate the safety and efficacy of Hydros-TA. The primary endpoints of the trial were changes from baseline in the WOMAC A pain scores at week 2 for Hydros-TA versus Hydros and at week 26 for Hydros-TA versus TA, or triamcinolone acetonide (10 mg), as well as a safety assessment of adverse events.

In the COR1.1 study, Hydros-TA met the first of its two primary endpoints, demonstrating a statistically significant improvement from baseline in the WOMAC A pain score at week 2 versus Hydros (hyaluronic acid alone). In addition, Hydros-TA maintained a significant reduction in pain from baseline over 26 weeks. However, patients in the TA arm continued to show an unexpected significant reduction in pain through 26 weeks. Given the comparable effectiveness at 26 weeks, COR1.1 did not meet its second primary endpoint. Hydros-TA was generally well tolerated with no treatment related serious adverse events (SAEs), and adverse events (AEs) were mostly mild and included arthralgia (knee pain) and swelling.

“We are pleased to have achieved one of our primary endpoints in our COR1.1 trial. This demonstrates that Hydros-TA can provide early onset of pain relief with a low-dose corticosteroid,” stated David Renzi, President and CEO of Carbylan Therapeutics, “However, patients who received the corticosteroid triamcinolone acetonide, or TA, showed a prolonged pain-reduction through 26 weeks, which was unexpected based on clinical experience and published literature. We are very pleased that Hydros-TA and Hydros performed as expected throughout the course of the study, and we are actively reviewing the trial data in order to better understand the reported duration of effect of TA at 26 weeks. We look forward to sharing with our investors our future plans for the continued development of Hydros-TA.”

Conference Call and Webcast,

Carbylan Therapeutics will host a conference call at 4:30 p.m. ET today to discuss the clinical trial results. The conference call can be accessed by dialing 877-407-9039 for domestic callers, and 201-689-8470 for international callers. The conference ID number is 13629929. In addition to the call, a live webcast of the event will be available on the investor relations page of the Company’s website at www.carbylan.com.

Following the call, the event will remain archived on the Carbylan website for one year. In addition to the archive, a recording of the call will be available until February 8, 2016. The recording can be accessed by dialing 877-870-5176 for domestic callers, and 858-384-5517 for international callers. The conference ID number for the recording is 13629929.

About Carbylan Therapeutics

Carbylan is a clinical-stage specialty pharmaceutical company focused on the development and commercialization of novel and proprietary combination therapies that address significant unmet clinical needs. The Company’s lead product candidate, Hydros-TA, is a proprietary, cross-linked combination of low dose corticosteroid and novel hyaluronic acid viscosupplement, designed to provide both rapid and sustained osteoarthritis pain relief via a single intra-articular injection.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Carbylan Therapeutics, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995, including statements regarding Carbylan’s ability to successfully complete, clinical and regulatory prerequisites and to bring Hydros-TA to market. Such forward-looking statements involve substantial risks and uncertainties that could cause Carbylan’s future results to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing and success of regulatory filings and other matters that could affect the availability or commercial potential of Carbylan’s drug candidates. Carbylan Therapeutics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Carbylan’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2015, and its subsequent periodic reports to be filed with the Securities and Exchange Commission.

Contacts

The Ruth Group

David Burke/Lee Roth

646-536-7009/7012

dburke@theruthgroup.com/lroth@theruthgroup.com